SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549

                               FORM 8-K


                            CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


                    Date of Report:  March 10, 1997



                            MEDIMMUNE, INC.
        (Exact name of registrant as specified in its charter)



                   Commission File Number:  0-19131


          Delaware                                    52-1555759
     (State of Incorporation)                     (I.R.S. Employer
                                                  Identification No.)



     35 West Watkins Mill Road, Gaithersburg, MD        20878
    (Address of principal executive offices)          (Zip Code)



    Registrant's telephone number, including area code (301) 417-0770


             No Exhibits are being filed with this report


CytoGam is a registered trademark and
RespiGam is a trademark of the Company.




                            MEDIMMUNE, INC.
                      Current Report on Form 8-K

ITEM 5.  OTHER EVENTS

MedImmune, Inc. reported the information contained in the following press release dated March 10, 1997.

        MEDIMMUNE REPORTS FIRST MEDI-493 CLINICAL TRIAL RESULTS

Gaithersburg, MD, March 10, 1997 -- MedImmune, Inc. (Nasdaq:MEDI) today released the first results from clinical trials evaluating important safety and pharmacological properties of MEDI-493. MEDI-493 is a humanized monoclonal antibody being developed for use in combating respiratory syncytial virus (RSV) disease in children. To date, nine Phase 1 and Phase 1/2 clinical studies of MEDI-493 have been completed in six countries involving approximately 300 patients. Data released today were compiled from the first four Phase 1 clinical studies of MEDI-493 in 38 healthy adult volunteers.

"Results from MedImmune's initial clinical studies of MEDI-493 address four key issues:
1) Safety -- in these trials MEDI-493 was generally safe and well tolerated;
2) Immunogenicity -- no significant immune responses against the antibody itself were observed;
3) Half-life -- the half life observed supports monthly dosing of the antibody, and;
4) Dose selection -- blood levels of MEDI-493 at a dose of 15mg/kg exceeded those predicted to protect against serious RSV disease," commented Franklin H. Top, Jr., M.D, Executive Vice President and Medical Director.

"With the data from the first four Phase 1 trials in hand, MedImmune conducted an additional five Phase 1/2 studies in infants during the fall of 1995 and throughout 1996. These subsequent studies have all been completed, results are being analyzed and will be reported over the next several months," added Dr. Top. "Two additional trials are currently underway, a Phase 2 study evaluating MEDI-493 in the treatment of children hospitalized with RSV disease and a Phase 3 trial (IMpact-RSV) evaluating MEDI-493 for prevention of serious RSV disease in high-risk infants. We expect to report results from both of these trials in third quarter 1997."

In the four Phase 1 studies reported here, MEDI-493 was well tolerated at doses ranging from 1 to 15 mg/kg with no drug-related serious adverse events. Only low level and transient immune responses to MEDI-493 were observed in a small number of subjects. The duration of the antibody in the bloodstream (half-life ranging from 13 to 26 days) was similar to that of natural human antibodies which the Company believes makes MEDI-493 appropriate for monthly dosing. Data suggested that a 15 mg/kg dose of MEDI-493 (the dose chosen for IMpact-RSV) resulted in blood levels that exceeded those associated with a 99 percent reduction of RSV in the lungs of cotton rats. MedImmune scientists have targeted the 99 percent level of RSV reduction in the cotton rat model as an important benchmark required to prevent serious RSV disease in children. This benchmark was used to select the dose for RespiGam (Respiratory Syncytial Virus Immune Globulin Intravenous (Human)) which was shown in clinical studies to reduce the incidence of RSV-associated hospitalization in certain high-risk infants by 41% to 62%.

Both intravenous and intramuscular routes of administration as well as liquid and lyophilized formulations were assessed. Within seven days after the first intramuscular dose of MEDI-493, blood levels increased to those levels attained by intravenous dosing and remained approximately superimposable until the next dose. With intramuscular doses given monthly, blood levels of MEDI-493 were maintained above the Company's benchmark for RSV protection. The Company believes these findings support administration of MEDI-493 by either route. No significant differences in the safety profile of MEDI-493 were observed between different formulations and routes of administration.

"If successfully developed and commercialized, MEDI-493 has the potential to significantly expand the RSV market from that addressed by RespiGam, our first product for RSV disease," said Wayne T. Hockmeyer, Ph.D., Chairman and Chief Executive Officer. "Most importantly, because of the greater potency of MEDI-493 and the resulting ease of administration by intramuscular injection, MEDI-493 has the potential to enhance patient care, reduce costs associated with drug administration and improve convenience for parents, physicians and nurses."

RSV is the most common cause of lower respiratory infections in infants and children worldwide. RSV outbreaks typically occur during the late fall, winter and early spring. Healthy children and individuals with adequate immune systems often acquire a benign chest cold when infected with RSV. In contrast, premature infants and children with a chronic lung condition called bronchopulmonary dysplasia (BPD) are at increased risk for acquiring severe RSV disease (pneumonia and bronchiolitis), often requiring hospitalization. In the United States alone, over 90,000 children are hospitalized and 4,500 die from RSV disease annually. The cost of treating a high-risk child hospitalized for RSV can be over $70,000.

MEDI-493, a humanized monoclonal antibody, binds to a protein on the surface of RSV which is necessary for the virus to infect cells. In laboratory experiments, MEDI-493 has been shown to neutralize all strains of RSV tested and to prevent infection in cotton rats. Studies in cotton rats, widely thought to be the best model of RSV infection in humans, have shown that MEDI-493 is 50 to 100 times more potent than RespiGam, allowing the same anti-viral effect to be delivered in a much smaller volume. This dosing advantage allows MEDI-493 to be given more rapidly by infusion or by intramuscular injection rather than by the two to four hour intravenous infusion required to administer RespiGam. To date, MedImmune has retained exclusive worldwide marketing and manufacturing rights to MEDI-493.

The IMpact-RSV trial is a double-blind, placebo-controlled, Phase 3 trial being conducted at 139 medical centers in the United States, Canada and the United Kingdom. IMpact-RSV is designed to evaluate the safety and efficacy of MEDI-493 for prevention of serious RSV disease in high-risk infants. A total of 1,502 children were randomized to receive MEDI-493 (15mg/kg) or placebo by intramuscular injection approximately every 30 days from November to April for a total of up to five injections. The primary endpoint of the trial is the incidence of RSV hospitalization (confirmed by RSV antigen test).

RespiGam is a polyclonal antibody licensed by the FDA in January 1996 for prevention of serious lower respiratory tract infection caused by RSV in children under 24 months of age with BPD or a history of premature birth (i.e., less than or equal to 35 weeks gestation). RespiGam is the only product demonstrated to be safe and effective in reducing incidence and duration of RSV hospitalization and severity of RSV illness in these high-risk infants (please see full prescribing information). RespiGam is being marketed in the United States by MedImmune in partnership with the Wyeth-Lederle Vaccines and Pediatrics sales force of Wyeth-Ayerst Laboratories (a division of American Home Products Corporation; NYSE:AHP). MedImmune has established a collaboration with Baxter Healthcare Corporation (a division of Baxter International; NYSE:BAX) for commercialization of RespiGam outside of North America.

MedImmune, Inc. is a biotechnology company focused on developing and marketing products for the prevention and treatment of infectious diseases and for use in transplantation medicine. MedImmune currently markets two products through its hospital-based sales force and has six new product candidates in clinical trials. RespiGam is manufactured by Massachusetts Public Health Biologic Laboratories. MedImmune is located in Gaithersburg, MD.

This announcement may contain, in addition to historical information, certain forward looking statements that involve risks and uncertainties. Such statements reflect management's current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors, including risks and uncertainties discussed in the Company's filings with the U.S. Securities and Exchange Commission. MedImmune cautions that the safety and effectiveness of MEDI-493 have not been demonstrated and the outcome of the IMpact-RSV trial cannot be predicted. Substantial uncertainty remains until the trial is concluded and data are known.


                           SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              MEDIMMUNE, INC.
                              Registrant)




Date:  March 10, 1997         David M. Mott
                              President and Chief Operating Officer
                              (Principal financial and accounting
                               officer)